Exhibit 99.1

Anchiano Therapeutics and Chemomab Announce Entry Into

Definitive Merger Agreement

Merger brings lead compound CM-101, a first in class anti-CCL24 antibody into advanced clinical development for fibrosis-related diseases with significant unmet medical need

Concurrent PIPE financing to be used to fund clinical trials for CM-101 in fibrotic indications, focusing on two rare diseases and backed by leading healthcare-focused investors OrbiMed and Peter Thiel

CAMBRIDGE, Mass. and TEL-AVIV, Israel, December 15, 2020 (GLOBE NEWSWIRE) – Anchiano Therapeutics Ltd. (“Anchiano”) (Nasdaq: ANCN), a preclinical biopharmaceutical company, and Chemomab Ltd. (“Chemomab”), a clinical-stage biotech company focusing on the discovery and development of innovative therapeutics for fibrosis-related diseases with high unmet need, announce their entry into a definitive merger agreement pursuant to which the shareholders of Chemomab would become the majority holders of the combined company. The proposed merger will create a public company focused on advancing Chemomab’s lead product, CM-101. Shareholders of both companies holding shares sufficient to approve the merger have entered into shareholder support agreements with the respective companies in support of the transaction.

Concurrent with the merger, Chemomab seeks to complete a PIPE financing to advance CM-101 into Phase 2 clinical trials in rare fibrotic indications, as well as to further develop Chemomab’s earlier-stage pipeline. Initial efforts will focus on orphan indications including primary sclerosing cholangitis (PSC) and systemic sclerosis (SSc), which are inflammatory-fibrotic diseases affecting multiple organs such as the liver (in PSC) and skin and lungs (in SSc). Both indications have a significant unmet need, with patients suffering from debilitating symptoms and no FDA-approved disease modifying treatment options. The combined company also expects to advance CM-101 into a Phase 2a trial to evaluate the antibody’s anti-fibrotic effect in patients diagnosed with non-alcoholic steatohepatitis (NASH).

Stan Polovets, chairman of the board of Anchiano, stated, “Following a comprehensive review of strategic alternatives, Anchiano’s board of directors has concluded that the proposed transaction with Chemomab is in the best interest of our shareholders. Chemomab’s CM-101 has demonstrated positive clinical results, with a novel mechanism of action that has potential to become an important option for patients with debilitating fibrotic diseases. We intend to hold a special meeting of Anchiano’s shareholders in the first quarter of 2021 to vote on this merger."

Dr. Adi Mor, co-founder and chief executive officer of Chemomab, added, “Our lead compound, CM-101, has shown very positive safety and anti-fibrotic biomarker activity in a Phase 1b study, and with the antibody advancing into Phase 2 trials in two orphan fibrotic indications, we believe it is the right time in our lifecycle to move into the public equity markets. We are excited about the next chapter of growth for Chemomab, and the ability to bring the important effects of CM-101 through clinical development and to patients.”

Stephen Squinto, Ph.D., chairman of Chemomab and executive partner at OrbiMed, Chemomab’s leading investor, commented, “There is an urgent need for treatments that address fibrotic diseases such as PSC and SSc, and the promising early data for CM-101 suggest that this compound has potential to become a meaningful therapeutic option for patients suffering from these conditions. I am pleased with the progress that the Chemomab team has made so far, and we look forward to a productive year in 2021 with significant anticipated advancement of our clinical programs.”

Upon closing of the transaction, the combined company will assume the name “Chemomab Therapeutics Ltd.” and will be led by Chemomab’s management team, headed by its co-founder and chief executive officer, Adi Mor, Ph.D. Neil Cohen, chief executive officer of Anchiano, will join the board of Chemomab at closing.

Summary of the Transaction

Current Chemomab shareholders and holders of Chemomab equity awards will convert 100% of their existing equity interests into securities of the combined company. On a pro forma basis and based upon the number of Anchiano securities to be issued in the merger, current shareholders of Chemomab will own approximately 90% of the combined company upon closing, prior to the additional PIPE financing transaction. The actual allocation will be subject to adjustment based on Anchiano’s cash balance at the time of closing and the amount of the additional PIPE financing consummated at the closing of the merger. Additional information about the transaction will be provided in a Current Report on Form 8-K that will be filed by Anchiano with the Securities and Exchange Commission (“SEC”) and will be available at www.sec.gov.

The proposed transaction has been approved by the boards of directors of both companies. The merger is subject to the approval of Anchiano’s shareholders at a special meeting of shareholders, which is expected to occur in the first quarter of 2021, along with the satisfaction or waiver of other customary conditions.

This communication does not constitute an offer to sell, or the solicitation of an offer to buy any securities.

Oppenheimer & Co., Inc. is acting as financial advisor to Anchiano for the transaction and Goldfarb Seligman and Cooley LLP are serving as legal counsel to Anchiano.  Ronen Bezalel and Shachar Hadar of Meitar, and Greenberg Traurig LLP, are serving as legal counsel to Chemomab, and Oppenheimer & Co., Inc. is acting as placement agent for the PIPE financing.

Important Information About the Merger for Investors and Shareholders

This communication may be deemed to be solicitation material in respect of the proposed transaction between Anchiano and Chemomab. In connection with the proposed transaction between Anchiano and Chemomab, Anchiano will file a proxy statement with the SEC. This communication is not a substitute for the proxy statement or any other documents that Anchiano may file with the SEC or send to Anchiano shareholders in connection with the proposed transaction. Before making any voting decision, investors and securityholders are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction and related matters.

Investors and securityholders may obtain free copies of the proxy statement and all other documents filed or that will be filed with the SEC regarding the proposed transaction at the website maintained by the SEC www.sec.gov. Once filed, the proxy statement will be available free of charge on Anchiano’s website at www.anchiano.com or by contacting Anchiano’s Investor Relations by email at info@anchiano.com or by phone at 857-259-4622.

Participants in the Solicitation

Anchiano, Chemomab and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Anchiano’s ADSs in connection with the proposed transaction. Information about Anchiano’s directors and executive officers is set forth in Anchiano’s Definitive Proxy Statement for its 2020 Annual meeting, which was filed with the SEC on April 6, 2020, and in subsequent filings made by Anchiano with the SEC. Other information regarding the interests of such individuals, as well as information regarding Chemomab’s directors and executive officers and other persons who may be deemed participants in the proposed transaction, will be set forth in the proxy statement, which will be filed with the SEC. You may obtain free copies of these documents as described in the preceding paragraph.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Anchiano

Anchiano is a biopharmaceutical company dedicated to the discovery, development, and commercialization of novel targeted therapies to treat cancer in areas of significant clinical need located in Cambridge, MA. Anchiano is developing small-molecule pan-mutant-RAS inhibitors and inhibitors of PDE10 and the b-catenin pathway. For more information on Anchiano, please visit www.anchiano.com.

About Chemomab Ltd.

Chemomab is a clinical-stage biotech company focusing on the discovery and development of innovative therapeutics for fibrosis-related diseases with high unmet need. Based on the unique and pivotal role of the soluble protein CCL24 in promoting fibrosis and inflammation, Chemomab developed CM-101, a monoclonal antibody designed to bind and block CCL24 activity. CM-101 has potential to treat multiple severe and life-threatening inflammatory and fibrotic diseases, and is currently undergoing clinical development for the orphan diseases, Primary Sclerosing Cholangitis (PSC) and Systemic Sclerosis (SSc). In October 2020, Chemomab initiated the SPRING Study, its first phase 2 clinical trial evaluating the safety and efficacy of CM-101 in patients diagnosed with PSC. Chemomab is a privately held company supported by leading healthcare-focused investors including OrbiMed and Peter Thiel. For more information on Chemomab, please visit www.chemomab.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements include, among other things, statements regarding the structure, timing and completion of the proposed merger; the combined company's listing on Nasdaq upon the closing of the proposed merger; the financial position and cash balance of the combined company; expectations regarding ownership structure of the combined company; the future operations of the combined company and its ability to successfully initiate and complete clinical trials and achieve regulatory milestones; the nature, strategy and focus of the combined company; the development and commercial potential and potential benefits of any product candidates of the combined company; that the proposed merger will close and will enable the combined company to participate in the possible success of the combined company’s product candidates; that the product candidates have the potential to address high unmet needs of patients with serious fibrosis-related diseases and conditions; and the executive and board structure of the combined company. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon Anchiano’s and Chemomab’s current expectations. Forward-looking statements involve risks and uncertainties.

Because such statements deal with future events and are based on Anchiano’s and Chemomab’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Anchiano or the combined company could differ materially from those described in or implied by the statements in this press release, including: the risk related to Anchiano’s and Chemomab’s ability to complete the merger on the proposed terms and schedule, including risks and uncertainties related to the satisfaction of the closing conditions related to the merger agreement and risks and uncertainties related to the failure to timely or at all obtain shareholder approval for the transaction; the execution of definitive agreements with certain existing Chemomab shareholders including risks and uncertainties related to the satisfaction of the closing conditions related to the financing; the uncertain and time-consuming regulatory approval process; risks related to the combined company’s ability to correctly manage its operating expenses and its expenses; risks related to the market price of Anchiano’s ADSs relative to the exchange ratio; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger transaction; combined company’s plans to develop and commercialize its product candidates, including CM-101 and RAS; the timing of initiation of combined company’s planned clinical trials; the timing of the availability of data from combined company’s clinical trials; the timing of any planned investigational new drug application or new drug application; combined company’s plans to research, develop and commercialize its current and future product candidates; the clinical utility, potential benefits and market acceptance of combined company’s product candidates; combined company’s commercialization, marketing and manufacturing capabilities and strategy; the combined company’s ability to protect its intellectual property position; and the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all. In addition, there can be no assurance that Anchiano and Chemomab will be able to complete the transactions contemplated by the merger agreement or related transactions. Additional risks and uncertainties relating to Anchiano and its business can be found under the caption “Risk Factors” and elsewhere in Anchiano’s filings and reports with the SEC, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 17, 2020 as updated by its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 7, 2020, August 14, 2020 and November 16, 2020, respectively, and its other subsequent filings with the SEC. . Anchiano expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Anchiano’s and Chemomab’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Anchiano Therapeutics Ltd. Contact:
Investor Relations
Phone: 857-259-4622
info@anchiano.com

Chemomab Ltd. Contact:
Sharon Elkobi
VP, Business Development
Phone: +972773310156
office@chemomab.com

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